                                  EXHIBIT 23.1



                          INDEPENDENT AUDITORS' REPORT

We consent to the incorporation by reference in Registration Statement No. 33-91368 of RTW, Inc. on form S-8/S-3, Registration Statement No. 33-91372 of RTW, Inc. on Form S-8, Registration Statement No. 33-98966 of RTW, Inc. on Form S-8, and Registration Statement No. 333-28585 of RTW, Inc. on Form S-8 of our report dated February 9, 2001 (March 28, 2001 as to Note 6), appearing in this Annual Report on Form 10-K/A of RTW, Inc. for the year ended December 31, 2001.




/s/ DELOITTE & TOUCHE LLP

Minneapolis, Minnesota
March 26, 2003